                       TORTOISE ENERGY CAPITAL CORPORATION
                            (a Maryland Corporation)
                       ____________ Shares of Common Stock
                            Par Value $.001 Per Share

                             UNDERWRITING AGREEMENT

                                ___________, 200_

Ladies and Gentlemen:

Tortoise Energy Captial  Corporation,  a Maryland  corporation (the "FUND"), and the Fund's  investment  adviser,  Tortoise Capital  Advisors,  LLC, a __________
limited  liability  company (the  "ADVISER"),  each confirms its agreement  with
____________________  ____________________  and each of the  other  Underwriters named  in  Schedule  A  hereto  (collectively,  the  "UNDERWRITERS"),  for  whom
____________________  are  acting  as  representatives  (in such  capacity,  the
"REPRESENTATIVES"),  with  respect  to the  issue  and  sale by the Fund and the purchase  by  the  Underwriters,  acting  severally  and  not  jointly,  of  the respective  number of shares of common stock,  par value $.001 per share, of the
Fund  ("COMMON  SHARES")  set  forth in  Schedule  A hereof  (collectively,  the
"PRIMARY  SHARES"),   and  with  respect  to  the  grant  by  the  Fund  to  the
Underwriters,  acting  severally  and not  jointly,  of the option  described in
Section 2(b) hereof to purchase all or any part of _________  additional  Common
Shares to cover  over-allotments,  if any (the  "OPTION  SHARES").  The  Primary shares and Option Shares are collectively  referred to as the "SHARES." The Fund understands  that the  Underwriters  propose  to make a public  offering  of the
Shares as soon as the  Representatives  deem advisable  after this Agreement has been executed and delivered. The Fund has filed with the Securities and Exchange
Commission (the  "COMMISSION")  a registration  statement on Form N-2 (File Nos.
333-______ and 811-__________) covering the registration of the Shares under the
Securities  Act of 1933,  as amended  (the "1933  ACT"),  including  the related preliminary  prospectus  or  prospectuses,  and a  notification  on Form N-8A of registration of the Fund as an investment  company under the Investment  Company
Act of 1940, as amended (the "1940 ACT"),  and the rules and  regulations of the
Commission  under the 1933 Act and the 1940 Act (the  "RULES AND  REGULATIONS").
Promptly after  execution and delivery of this  Agreement,  the Fund will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A
("RULE  430A")  and/or Rule 430C ("RULE  430C") and paragraph (c) or (h) of Rule
497 ("RULE 497") of the Rules and Regulations or (ii) if the Fund has elected to rely upon Rule 434 ("RULE 434") of the Rules and Regulations, prepare and file a term sheet (a "TERM  SHEET") in accordance  with the  provisions of Rule 434 and
Rule 497. The information  included in any such prospectus that was omitted from such  registration  statement at the time it became effective but that is deemed to be part of such registration  statement at the time it became  effective,  if applicable,  (a) pursuant to paragraph  (b) of Rule 430A is referred to as "RULE
430A INFORMATION" or (b) pursuant to paragraph (d) of Rule 434 is referred to as
"RULE 434 INFORMATION." Each prospectus used before such registration  statement became effective, and any prospectus that omitted, as applicable,  the Rule 430A
Information or the Rule 434 Information,  that was used after such effectiveness and prior to the  execution  and delivery of this  Agreement,  including in each case any statement of additional information  incorporated therein by reference, is  herein  called a  "PRELIMINARY  PROSPECTUS."  Such  registration  statement, including the exhibits and schedules thereto at the time it became effective and including the Rule 430A Information or the Rule 434 Information,  as applicable, is herein called the "REGISTRATION  STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the Rules and  Regulations  is herein  referred to as the "RULE 462(b) REGISTRATION  STATEMENT," and the term "REGISTRATION STATEMENT"
shall include any Rule 462(b) Registration Statement that shall have been filed.
The final  prospectus in the form first furnished to the Underwriters for use in connection  with  the  offering  of  the  Shares,  including  the  statement  of additional information  incorporated therein by reference,  is herein called the
"PROSPECTUS." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary  prospectus

dated  _________,  200_,  including  the  statement  of  additional  information incorporated  therein  by  reference,  together  with  the  Term  Sheet  and all references in this Agreement to the date of the  Prospectus  shall mean the date of the Term  Sheet.  For  purposes  of this  Agreement,  all  references  to the
Registration Statement,  any preliminary prospectus,  the Prospectus or any Term
Sheet or any amendment or supplement to any of the foregoing  shall be deemed to include  the copy filed with the  Commission  pursuant  to its  Electronic  Data
Gathering,  Analysis and  Retrieval  system  ("EDGAR").  All  references in this
Agreement to financial  statements and schedules and other  information which is
"contained,"  "included"  or  "stated"  in  the  Registration   Statement,   any
preliminary  prospectus or the Prospectus  (or other  references of like import)
shall be deemed to mean and include all such financial  statements and schedules and other  information  which are  incorporated by reference in the Registration
Statement, any preliminary prospectus or the Prospectus, as the case may be.

         Section 1. Representations and Warranties.

                (a)  Representations and Warranties by the Fund and the Adviser.
The Fund and the Adviser  represent  and warrant to each  Underwriter  as of the date hereof,  as of the Closing Time referred to in Section 2(c) hereof,  and as of each Date of Delivery (if any) referred to in Section 2(b) hereof,  and agree with each Underwriter, as follows:

         (i) Compliance With Registration Requirements. Each of the Registration
Statement and any Rule 462(b) Registration  Statement has become effective under the 1933 Act and no stop order suspending the  effectiveness of the Registration
Statement or any Rule 462(b)  Registration  Statement  has been issued under the
1933 Act, or order of  suspension  or  revocation  of  registration  pursuant to
Section 8(e) of the 1940 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the  knowledge of the Fund or the Adviser,  are contemplated  by the  Commission,  and any request on the part of the Commission for additional information has been complied with.

         At the respective  times the  Registration  Statement,  any Rule 462(b)
Registration  Statement and any  post-effective  amendment thereto (filed before the Closing  Time) became  effective  and at the Closing  Time,  as  hereinafter defined (and, if any Option Shares are purchased, at the Date of Delivery),  the
Registration Statement, the Rule 462(b) Registration Statement, the notification of Form N-8A and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations  and did not and will not contain an untrue  statement of a  material  fact or omit to state a  material  fact  required  to be  stated
therein or necessary to make the statements therein not misleading.  Neither the
Prospectus nor any amendment or supplement  thereto,  at the time the Prospectus or any such  amendment or supplement was issued and at the Closing Time (and, if any Option  Shares are  purchased,  at the Date of  Delivery),  included or will include an untrue  statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements  therein, in the light of the circumstances under which they were made, not misleading.  If Rule 434 is used, the Fund will comply with the  requirements of Rule 434 and the Prospectus shall not be "materially  different," as such term is used in Rule 434, from the prospectus  included  in the  Registration  Statement  at  the  time  it  became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information  furnished to the Fund by or on  behalf  of  any  Underwriter  for  use  in  the  Registration  Statement  or
Prospectus.

         Each  preliminary  prospectus and the  prospectus  filed as part of the
Registration  Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act,  complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the  electronically  transmitted  copies thereof filed with the  Commission  pursuant  to EDGAR,  except  to the  extent  permitted  by
Regulation S-T.

         If a Rule 462(b) Registration  Statement is required in connection with the offering  and sale of the Shares,  the Fund has complied or will comply with the  requirements  of Rule 111 under the 1933 Act  Regulations  relating  to the payment of filing fees thereof.

         (ii)  Independent  Accountants.   The  accountants  who  certified  the
statement of assets and liabilities included in the Registration  Statement have confirmed to the Fund their status as independent public accountants as required by the 1933 Act and the Rules and  Regulations and the Fund and the Adviser have no reason to believe that they are not independent public accountants.

         (iii)  Financial  Statements.  The statement of assets and  liabilities included in the  Registration  Statement and the  Prospectus,  together with the related notes,  presents fairly in accordance with generally accepted accounting principles  ("GAAP") in all material respects the financial position of the Fund at the date  indicated  and has been  prepared  in  conformity  in all  material respects with GAAP.

         (iv) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise  stated therein,  (A) there has been no material adverse change in the condition,  financial or  otherwise,  or in the  earnings,  business  affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (other than as a result of changes in market  conditions  generally) (a
"Material Adverse Effect"),  (B) there have been no transactions entered into by the  Fund,  other  than  those in the  ordinary  course of  business,  which are material  with  respect  to the  Fund,  and (C) there  has been no  dividend  or distribution of any kind declared,  paid or made by the Fund on any class of its capital stock.

         (v) Good Standing of the Fund.  The Fund has been duly organized and is validly  existing as a corporation  in good standing under the laws of the State of Maryland and has the corporate  power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its  obligations  under this  Agreement;  and the Fund is duly  qualified  as a foreign  corporation  to transact  business and is in good standing in each other  jurisdiction  in which such  qualification  is required, whether by reason of the  ownership  or leasing of  property  or the  conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (vi) No Subsidiaries.  The Fund has no subsidiaries.

         (vii) Investment  Company Status.  The Fund is duly registered with the
Commission  under  the  1940  Act  as a  nondiversified,  closed-end  management
investment   company,   and  no  order  of  suspension  or  revocation  of  such
registration has been issued or proceedings therefor initiated or, to the Fund's knowledge, threatened by the Commission.

         (viii)  Officers  and  Directors.  No person is serving or acting as an officer,  director or investment  adviser of the Fund except in accordance  with the provisions of the 1940 Act and the Rules and  Regulations and the Investment
Advisers  Act of 1940,  as  amended  (the  "Advisers  Act"),  and the  rules and regulations of the Commission  promulgated under the Advisers Act (the "Advisers
Act Rules and Regulations").  Except as disclosed in the Registration  Statement or Prospectus,  to the Fund's  knowledge  after due inquiry,  no director of the
Fund is an  "Interested  Person"  (as defined in the 1940 Act) of the Fund or an
"Affiliated  Person" (as defined in the 1940 Act) of any Underwriter that serves as a Representative.

         (ix)  Capitalization.  The authorized,  issued and outstanding  capital stock of the Fund is as set forth in the Prospectus as of the date thereof under the caption  "Description of Common  Shares." All issued and outstanding  Common
Shares of the Fund have been duly  authorized  and validly  issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including,  without limitation,  federal and state securities  laws).  None of the outstanding  Common Shares of the Fund was  issued  in  violation  of the  preemptive  or other  similar  rights of any securityholder  of the Fund. No shares of preferred  stock of the Fund have been designated,  offered,  sold or issued and none of such shares of preferred stock are currently outstanding, and the Fund has no present intention to do so.

         (x) Authorization and Description of Shares. The Shares to be purchased by the  Underwriters  from the Fund have been duly  authorized  for issuance and sale to the  Underwriters  pursuant  to this  Agreement  and,  when issued and delivered by the Fund pursuant to this Agreement  against  payment of the  consideration  set forth  herein,  will be validly  issued,  fully paid and non-assessable.  The Common Shares  conform to all statements  relating  thereto contained  in the  Prospectus  and such  description  conforms  in all  material respects to the rights set forth in the  instruments  defining the same; and the issuance of the Shares is not subject to the  preemptive or other similar rights of any securityholder of the Fund.

         (xi) Absence of Defaults and Conflicts. The Fund is not in violation of its charter or by-laws,  or in default in the  performance  or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture,  mortgage,  deed of trust, loan or credit  agreement,  note, lease or other  agreement  or  instrument  to  which  it is a party or by which it may be bound,  or to  which  any of the  property  or  assets  of the  Fund is  subject
(collectively,  "Agreements  and  Instruments")  except for such  violations  or defaults that would not result in a Material Adverse Effect;  and the execution, delivery and performance of this Agreement,  the Investment  Advisory Agreement,
the  Custody   Agreement,   the  Stock  Transfer  Agency  Agreement,   the  Fund
Administration  Servicing Agreement and the Fund Accounting  Servicing Agreement
referred to in the  Registration  Statement  (as used herein,  individually  the
"Investment Advisory Agreement," the "Custody Agreement" and the "Stock Transfer
Agency Agreement," the "Fund Administration  Servicing Agreement," and the "Fund
Accounting  Servicing  Agreement,"  respectively  and collectively the "Offering
Agreements")  and  the  consummation  of the  transactions  contemplated  in the
Offering  Agreements and in the Registration  Statement  (including the issuance and sale of the Shares and the use of the  proceeds  from the sale of the Shares as  described  in the  Prospectus  under  the  caption  "Use of  Proceeds")  and compliance by the Fund with its obligations thereunder have been duly authorized by all  necessary  corporate  action  and do not and will not,  whether  with or without  the  giving of  notice or  passage  of time or both,  conflict  with or constitute a breach of, or default or Repayment  Event (as defined below) under, or result in the creation or imposition of any lien,  charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements  and  Instruments
(except  for  such  conflicts,   breaches  or  defaults  or  liens,  charges  or
encumbrances that would not result in a Material Adverse Effect),  nor will such action  result in any  violation of the  provisions of the charter or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government,  government  instrumentality or court,  domestic or foreign,  having jurisdiction over the Fund or any of its assets,  properties or operations  (except  for such  violations  that  would not  result in a Material
Adverse  Effect).  As used  herein,  a  "Repayment  Event"  means  any  event or condition  which gives the holder of any note,  debenture  or other  evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

         (xii) Absence of  Proceedings.  There is no action,  suit,  proceeding, inquiry or investigation  before or brought by any court or governmental  agency or body, domestic or foreign,  now pending,  or, to the knowledge of the Fund or the Adviser, threatened,  against or affecting the Fund, which is required to be disclosed in the Registration  Statement (other than as disclosed  therein),  or which could  reasonably be expected to result in a Material  Adverse Effect,  or which could  reasonably  be  expected to  materially  and  adversely  affect the properties  or  assets  of the  Fund  or the  consummation  of the  transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder.  The aggregate of all pending legal or  governmental  proceedings  to which  the Fund is a party or of which  any of its  property  or  assets  is the subject  which  are  not  described  in the  Registration  Statement,  including ordinary routine litigation incidental to the business,  could not reasonably be expected to result in a Material Adverse Effect.

         (xiii) Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration  Statement or the Prospectus or
to be filed as  exhibits  thereto by the 1933 Act,  the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

         (xiv) Possession of Intellectual Property;  Fund Name. The Fund owns or possesses,  or can acquire on reasonable terms,  adequate licenses,  copyrights, know-how  (including  trade  secrets  or  confidential  information,  systems or procedures),  trademarks,  service  marks,  trade  names or  other  intellectual property  (collectively,  "Intellectual  Property")  necessary  to  carry on the business now  operated by the Fund,  and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted  rights of others with respect to any  Intellectual  Property or of any facts or circumstances  which would render any Intellectual  Property invalid or inadequate to protect the interest of the Fund therein.

         (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or  governmental  authority  or agency is  necessary  or required  for the performance by the Fund of its  obligations  hereunder,  in connection  with the offering,  issuance or sale of the Shares  hereunder or the  consummation of the transactions  contemplated by this  Agreement,  except such as have been already obtained or as may be required  under the 1933 Act, the 1940 Act, the Securities
Exchange Act of 1934, as amended (the "1934 Act"), or under the rules of the New
York Stock Exchange ("NYSE") or the NASD, Inc ("NASD") or state securities laws.

         (xvi)  Possession  of Licenses and  Permits.  The Fund  possesses  such permits, licenses,  approvals,  consents and other authorizations (collectively,
"Governmental  Licenses")  issued by the appropriate  federal,  state,  local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct  the  business  as  contemplated  in  the  Prospectus.  The  Fund  is in compliance  with the terms and  conditions  of all such  Governmental  Licenses, except  where the failure so to comply  would not,  singly or in the  aggregate, have a Material Adverse Effect.  All of the Governmental  Licenses are valid and in full  force and  effect,  except  when the  invalidity  of such  Governmental
Licenses  or the failure of such  Governmental  Licenses to be in full force and effect would not have a Material  Adverse Effect.  The Fund has not received any notice of  proceedings  relating to the revocation or  modification  of any such
Governmental Licenses.

         (xvii)  Advertisements.  Any  advertising,  sales  literature  or other promotional material (including "prospectus wrappers," "broker kits," "road show slides"  and "road  show  scripts"  and  "electronic  road show  presentations")
authorized  in  writing  by or  prepared  by the  Fund  or the  Adviser  used in connection  with  the  public  offering  of  the  Shares  (collectively,  "Sales
Material")  does not contain an untrue  statement of a material  fact or omit to state a material  fact  required to be stated  therein or  necessary to make the statements therein in light of the circumstances  under which they were made not misleading.  Moreover,  all  Sales  Material  complied  and will  comply  in all material  respects with the  applicable  requirements  of the 1933 Act, the 1940
Act, the Rules and  Regulations  and the rules and  interpretations  of the NASD
(except that this representation and warranty does not apply to statements in or omissions from the Sales  Material made in reliance upon and in conformity  with information relating to any Underwriter furnished to the Fund by or on behalf of any Underwriter through you expressly for use therein).

         (xviii)  Subchapter  M.  The  Fund  has not  made  and will not make an election under Section  851(b) of the Internal  Revenue Code of 1986, as amended
(the "Code") (or any successor provisions thereto), to be treated as a regulated investment company for federal income tax purposes.

         (xix) Distribution of Offering Materials.  The Fund has not distributed and,  prior to the  later of (A) the  Closing  Time  and (B)  completion  of the distribution  of the Shares,  will not distribute  any offering  material to the public in  connection  with the  offering  and sale of the Shares other than the
Registration Statement and the Prospectus.

         (xx)  Accounting  Controls.  The Fund  maintains  a system of  internal accounting  controls  sufficient  to  provide  reasonable  assurances  that  (A)
transactions  are executed in accordance with  management's  general or specific authorization  and with the applicable  requirements  of the 1940 Act, the Rules and  Regulations,  the NASD and the  Code;  (B)  transactions  are  recorded  as necessary to permit  preparation  of financial  statements  in  conformity  with generally  accepted  accounting  principles and to maintain  accountability  for assets and to maintain compliance with the books and records  requirements under the 1940 Act and the Rules and  Regulations;  (C) access to assets is  permitted only in accordance with the management's general or specific authorization;  and
(D) the recorded  accountability  for assets is compared with existing assets at reasonable  intervals  and  appropriate  action  is taken  with  respect  to any differences.

         (xxi)  Absence of  Undisclosed  Payments.  Neither the Fund nor, to the
Fund's  Knowledge,  any  employee or agent of the Fund,  has made any payment of funds of the Fund or received or retained any funds,  which payment,  receipt or retention of funds is of a character required to be disclosed in the Prospectus.

         (xxii) Material Agreements. The Offering Agreements have each been duly authorized  by all  requisite  action on the part of the Fund and  executed  and delivered by the Fund, as of the dates noted therein, and each complies with all applicable  provisions  of the 1940 Act in all material  respects.  Assuming due authorization,  execution and delivery by the other parties thereto with respect to this Agreement and the other  Offering  Agreements,  each Offering  Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its  terms,  except  as  affected  by  bankruptcy,  insolvency,  fraudulent conveyance,  reorganization,  moratorium  and other  similar laws relating to or affecting  creditors' rights generally,  general equitable  principles  (whether considered in a proceeding in equity or at law) and an implied  covenant of good faith and fair dealing and except as rights to  indemnification  or contribution thereunder may be limited by federal or state laws.

         (xxiii)  Registration  Rights.  There are no persons with  registration rights or other similar rights to have any securities registered pursuant to the
Registration Statement or otherwise registered by the Fund under the 1933 Act.

         (xxiv) NYSE Listing.  The Shares have been duly authorized for listing, upon notice of issuance,  on the NYSE and the Fund's  registration  statement on
Form 8-A under the 1934 Act has become effective.

                (b) Representations  and Warranties By the Adviser.  The Adviser
represents  and warrants to each  Underwriter  as of the date hereof,  as of the
Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery
(if any) referred to in Section 2(b) hereof as follows:

         (i) Good Standing of the Adviser.  The Adviser has been duly  organized and is validly  existing  and in good  standing as a limited  liability  company under the laws of the State of Delaware  with full power and  authority  to own, lease and operate its properties and to conduct its business as described in the
Prospectus and is duly qualified as a foreign entity to transact business and is in good  standing  in each other  jurisdiction  in which such  qualification  is required  except as would not,  individually  or in the  aggregate,  result in a material  adverse  change in the  condition,  financial or otherwise,  or in the earnings,  business affairs or business  prospectus of such Adviser,  whether or not arising in the ordinary  course of business (an  "Adviser  Material  Adverse
Effect").

         (ii) Investment  Adviser Status.  The Adviser is duly registered and in good  standing with the  Commission as an investment  adviser under the Advisers
Act, and is not  prohibited  by the Advisers Act, the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Prospectus.

         (iii)  Description  of Adviser.  The  description of the Adviser in the
Registration Statement and the Prospectus (including any amendment or supplement thereto) complied and comply in all material respects with the provisions of the
1933 Act,  the 1940 Act, the Advisers  Act,  the Rules and  Regulations  and the
Advisers Act Rules and  Regulations and is true and correct and does not contain any untrue  statement  of a  material  fact or omit to state any  material  fact required  to be stated  therein  or  necessary  in order to make the  statements therein,  in  light  of the  circumstances  under  which  they  were  made,  not misleading.

         (iv) Capitalization.  The Adviser has the financial resources available to it  necessary  for  the  performance  of  its  services  and  obligations  as contemplated in the Prospectus and in the Offering Agreements.

         (v)  Authorization  of Offering  Agreements;  Absence of  Defaults  and
Conflicts.  This Agreement and the Investment  Advisory Agreement have each been duly  authorized,  executed and delivered by the Adviser,  and (assuming the due authorization,  execution  and  delivery  of  each  other  party  thereto)  such
Agreements  each  constitutes  a valid and binding  obligation  of the  Adviser, enforceable  in  accordance  with its terms,  except as affected by  bankruptcy, insolvency, fraudulent conveyance, reorganization,

moratorium  and other similar laws relating to or  affecting  creditors'  rights generally and general equitable  principles  (whether considered in a proceeding in equity or at law) or an implied  covenant of good faith and fair  dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws;  and neither the execution and delivery of this Agreement or the Investment  Advisory  Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice  or  lapse  of time or  both,  a  default  under,  (i) any  agreement  or instrument  to which the  Adviser  is a party or by which it is bound,  (ii) the limited liability company operating agreement and other organizational documents of the Adviser, or (iii) to the Adviser's knowledge,  by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory  body,  administrative  agency  or  other  governmental  body,  stock exchange or securities  association having  jurisdiction over the Adviser or its properties or operations  other than any conflict,  breach or default that would not,  individually  or in the aggregate,  reasonably be expected to result in an
Adviser  Material  Adverse Effect;  and no consent,  approval,  authorization or order of any court or  governmental  authority  or agency  is  required  for the consummation by the Adviser of the  transactions  contemplated by this Agreement or the Investment  Advisory  Agreement,  except as have been obtained or will be obtained  prior to the Closing  Time or may be required  under the 1933 Act, the
1940 Act, the 1934 Act or state securities laws.

         (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not  occurred  any event which could  reasonably  be expected to have a material adverse  effect  on the  ability  of  the  Adviser  to  perform  its  respective obligations under this Agreement and the Investment Advisory Agreement.

         (vii) Absence of  Proceedings.  There is no action,  suit,  proceeding, inquiry or investigation  before or brought by any court or governmental  agency or body, domestic or foreign,  now pending, or, to the knowledge of the Adviser, threatened  against or affecting the Adviser or any  "affiliated  person" of the
Adviser  (as such term is defined in the 1940 Act) or any  partners,  directors, officers or employees of the  foregoing,  whether or not arising in the ordinary course of  business,  which  could  reasonably  be expected to result in Adviser
Material  Adverse Effect or,  materially and adversely affect the ability of the
Adviser to function as an investment adviser with respect to the Fund or perform its obligations under this Agreement or the Investment  Advisory  Agreement,  or which  is  required  to be  disclosed  in the  Registration  Statement  and  the
Prospectus.

         (viii) Absence of Violation or Default. The Adviser is not in violation of its limited  liability company  operating  agreement or other  organizational documents or in default under any agreement, indenture or instrument, except for such  violations  or  defaults  that have not and could not result in an Adviser
Material Adverse Effect.

                (c)  Officer's  Certificates.  Any  certificate  signed  by  any officer  of the  Fund or the  Adviser  delivered  to the  Representatives  or to counsel for the Underwriters  shall be deemed a  representation  and warranty by the  Fund or the  Adviser,  as the case may be,  to each  Underwriter  as to the matters covered thereby.

         Section 2. Sale and Delivery to Underwriters; Closing.

                (a)  Primary  Shares.  On  the  basis  of  the  representations, warranties  and  covenants  contained  herein  and  subject  to  the  terms  and conditions  set  forth  herein,  the Fund  agrees  to sell to each  Underwriter, severally  and not jointly,  and each  Underwriter,  severally  and not jointly, agrees to purchase  from the Fund,  at the price per share set forth in Schedule
B, the number of Primary  Shares  set forth in  Schedule A opposite  the name of such  Underwriter,  plus any  additional  number of  Primary  Shares  which such
Underwriter  may become  obligated  to purchase  pursuant to the  provisions  of
Section 10 hereof.

                (b)  Option   Shares.   In   addition,   on  the  basis  of  the
representations  and  warranties  contained  herein and subject to the terms and
conditions  set  forth  herein,   the  Fund  hereby  grants  an  option  to  the
Underwriters,  severally  and  not  jointly,  to  purchase  up to an  additional
________________ Common Shares in the aggregate at the price per share set forth in Schedule B, less an amount per share equal to any dividends or  distributions declared by the Fund and  payable on the  Primary  Shares but not payable on the
Option  Shares.  The option  hereby  granted  will

expire 45 days after the date  hereof and may be  exercised  in whole or in part from time to time only for the purpose of covering  over-allotments which may be made in connection with the offering and distribution of the Primary Shares upon notice by the  Representatives  to the Fund  setting  forth the number of Option
Shares as to which the several  Underwriters  are then exercising the option and the time and date of payment and delivery for such Option Shares.  Any such time and  date of  delivery  (a  "DATE  OF  DELIVERY")  shall  be  determined  by the
Representatives, but shall not be later than seven (7) full business days and no earlier than three (3) full business days after the exercise of said option, nor in any event prior to the Closing  Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly,  will purchase that proportion of the total number of Option Shares then being  purchased which the number of Primary Shares set forth in Schedule A opposite  the name of such  Underwriter  bears to the total  number  of  Primary
Shares, subject in each case to such adjustments as  ____________________ in its discretion shall make to eliminate any sales or purchases of a fractional number of  Option  Shares  plus any  additional  number  of Option  Shares  which  such
Underwriter  may become  obligated  to purchase  pursuant to the  provisions  of
Section 10 hereof.

                (c) Payment.  Payment of the purchase price for, and delivery of
certificates   for,  the  Primary  Shares  shall  be  made  at  the  offices  of
______________________________ or at such other place as shall be agreed upon by the  Representatives  and the Fund,  at 10:00 A.M.  (Eastern  time) on the third business  day after the date hereof  (unless  postponed in  accordance  with the provisions  of Section 10), or such other time not later than ten (10)  business days after such date as shall be agreed upon by the Representatives and the Fund
(such time and date of payment and delivery being herein called "Closing Time").
In addition,  in the event that any or all of the Option Shares are purchased by the Underwriters,  payment of the purchase price for such Option Shares shall be made at the  above-mentioned  offices, or at such other place as shall be agreed upon by the  Representatives and the Fund, on each Date of Delivery as specified in the notice from the Representatives to the Fund.

Payment  shall be made to the Fund by wire  transfer  of  immediately  available funds  to a  bank  account  designated  by the  Fund,  against  delivery  to the
Representatives for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each  Underwriter has authorized the
Representatives,  for its account,  to accept delivery of, receipt for, and make payment of the purchase price for, the Primary Shares and the Option Shares,  if any, which it has agreed to purchase.  _______________,  individually and not as representative  of the  Underwriters,  may (but shall not be obligated  to) make payment of the purchase price for the Primary  Shares or the Option  Shares,  if any, to be purchased by any  Underwriter  whose funds have not been  received by the Closing Time or the relevant Date of Delivery,  as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                (d)  Denominations;  Registration.  Certificates for the Primary
Shares  and the  Option  Shares,  if any,  shall  be in such  denominations  and registered in such names as the  Representatives may request in writing at least three (3) full  business  days before the Closing Time or the  relevant  Date of
Delivery,  as the case may be. The  certificates  for the Primary Shares and the
Option Shares,  if the Fund determines to issue any such  certificates,  will be made available for examination and packaging by the  Representatives in the City of New York not later than 10:00 A.M.  (Eastern  time) on the business day prior to the Closing  Time or the relevant  Date of Delivery,  as the case may be. The
Primary  Shares  and the  Option  Shares  to be  purchased  hereunder  shall  be delivered to you at the Closing Time or the  relevant  Date of Delivery,  as the case may be, through the  facilities of the Depository  Trust Company or another mutually agreeable  facility,  against payment of the purchase price therefor in immediately available funds to the order of the Fund.

         Section 3. Covenants.

                (a) The Fund and  Adviser  covenant  with  each  Underwriter  as follows:

         (i) Compliance With Securities Regulations and Commission Requests. The
Fund,  subject to Section  3(a)(ii),  will comply with the  requirements of Rule
430A, Rule 430C or Rule 434, as applicable,  and will notify the Representatives as soon as  practicable,  and  confirm  the  notice  in  writing,  (i)  when any post-effective  amendment to the Registration  Statement shall become effective, or any  supplement to the Prospectus or any amended  Prospectus  shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv)  of the  issuance  by the  Commission  of any  stop  order  suspending  the effectiveness  of the  Registration  Statement  or of any  order  preventing  or suspending the use of any  preliminary  prospectus,  or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction,  or of the initiation or threatening of any proceedings for any of such purposes.  The Fund will promptly  effect the filings  necessary  pursuant to Rule 497 and will take such steps as it deems  necessary  to  ascertain  promptly  whether  the form of prospectus  transmitted for filing under Rule 497 was received for filing by the
Commission  and,  in the  event  that it was not,  it will  promptly  file  such prospectus.  The Fund will make every reasonable  effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to  Section  8(e) of the  1940  Act,  and,  if any such  stop  order or order of suspension  or  revocation  of  registration  is issued,  to obtain the  lifting thereof at the earliest possible moment.

         (ii)  Filing of  Amendments.  The Fund  will  give the  Representatives notice of its  intention to file or prepare any  amendment  to the  Registration
Statement  (including  any  filing  under  Rule  462(b)),  any Term Sheet or any amendment,  supplement  or  revision  to either the  prospectus  included in the
Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives  with copies of any such documents a reasonable amount of time  prior to such  proposed  filing or use,  as the case may be, and will not file or use any such document to which the  Representatives  or counsel for the  Underwriters  shall  reasonably  object;  provided,  however  that this covenant shall not apply to any post-effective  amendment required by Rule 8b-16 of the 1940 Act which is filed  with the  Commission  after the later of (x) one year from the date of this  Agreement or (y) the date on which the  distribution of the Shares is completed.

         (iii) Delivery of  Registration  Statements.  The Fund has furnished or will deliver to the  Representatives  and counsel for the Underwriters,  without charge,  signed copies of the Registration  Statement as originally filed and of each amendment  thereto  (including  exhibits filed therewith or incorporated by reference  therein)  and  signed  copies of all  consents  and  certificates  of experts,  and will  also  deliver  to the  Representatives,  without  charge,  a conformed  copy of the  Registration  Statement as originally  filed and of each amendment  (except any  post-effective  amendment  required by Rule 8b-16 of the
1940 Act which is filed with the Commission after the later of (x) one year from the date of this  Agreement  or (y) the date on which  the  distribution  of the
Shares is completed)  thereto (without  exhibits) for each of the  Underwriters.
The copies of the Registration Statement and each amendment thereto furnished to the  Underwriters  will be identical to the  electronically  transmitted  copies thereof  filed  with the  Commission  pursuant  to EDGAR,  except to the  extent permitted by Regulation S-T.

         (iv)  Delivery  of  Prospectuses.   The  Fund  has  delivered  to  each
Underwriter,  without charge,  as many copies of each preliminary  prospectus as such Underwriter  reasonably requested,  and the Fund hereby consents to the use of such copies for purposes  permitted by the 1933 Act. The Fund will furnish to each  Underwriter,  without  charge,  during the period when the  Prospectus  is required  to be  delivered  under the 1933 Act or the 1934 Act,  such  number of copies of the Prospectus (as amended or  supplemented)  as such  Underwriter may reasonably  request.  The Prospectus  and any amendments or supplements  thereto
furnished  to  the  Underwriters   will  be  identical  to  the   electronically
transmitted copies thereof filed with the Commission  pursuant to EDGAR,  except to the extent permitted by Regulation S-T.

         (v) Continued  Compliance With  Securities  Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection  with sales of the Shares,  any event shall  occur or  condition  shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration  Statement or amend or supplement the
Prospectus in order that the Prospectus  will not include any untrue  statements of a material fact or omit to state a material  fact  necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser,  or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the  requirements  of the 1933 Act or the Rules and  Regulations,  the Fund will promptly  prepare and file with the  Commission,  subject  to  Section  3(a)(ii),  such  amendment  or supplement as may be necessary to correct such  statement or omission or to make the Registration Statement or the Prospectus comply with such requirements,  and the Fund  will  furnish  to the  Underwriters  such  number  of  copies  of such amendment or supplement as the Underwriters may reasonably request.

         (vi) Blue Sky  Qualifications.  The Fund will use its best efforts,  in cooperation with the  Underwriters,  to qualify the Shares for offering and sale under the applicable  securities laws of such states and other  jurisdictions of the United  States as the  Representatives  may  designate  and to maintain such qualifications in effect so long as required for the distribution of the Shares;
provided,  however,  that the  foregoing  shall not apply to the extent that the
Shares are  "covered  securities"  that are  exempt  from  state  regulation  of securities  offerings  pursuant  to  Section 18 of the 1933 Act;  and  provided, further,  that the Fund shall not be  obligated  to file any general  consent to service of process  or to  qualify  as a foreign  corporation  or as a dealer in securities  in any  jurisdiction  in which it is not so  qualified or to subject itself to taxation in respect of doing business in any  jurisdiction in which it is not otherwise so subject.

         (vii) Rule 158. The Fund will timely file such reports  pursuant to the
1934  Act  as  are  necessary  in  order  to  make  generally  available  to its securityholders  as soon as practicable  an earnings  statement for the purposes of, and to provide the benefits  contemplated  by, the last paragraph of Section
11(a) of the 1933 Act.

         (viii) Use of Proceeds.  The Fund will use the net proceeds received by it from the sale of the Shares in the manner  specified in the Prospectus  under
"Use of Proceeds."

         (ix) Listing.  The Fund will use its best efforts to effect the listing of the  Shares on the NYSE,  subject  to notice of  issuance,  no later than two weeks after the effectiveness of the Registration Statement.

         (x) Restriction on Sale of Shares. During a period of 180 days from the date of the Prospectus,  the Fund will not, without the prior written consent of
Stifel Nicolaus,  (A) directly or indirectly,  offer,  pledge, sell, contract to sell,  sell any option or contract to purchase,  purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any  securities  convertible  into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933
Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction  that transfers,  in whole or in part,  directly or indirectly,  the economic consequence of ownership of the Common Shares, whether any such  swap or  transaction  described  in  clause  (A) or (B) above is to be settled  by  delivery  of Common  Shares or such  other  securities,  in cash or otherwise.  The  foregoing  sentence  shall not  apply to the  Shares to be sold hereunder or the Common  Shares  issued  pursuant to any  dividend  reinvestment plan.

         (xi)  Reporting  Requirements.  The Fund,  during the  period  when the
Prospectus is required to be delivered  under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940
Act and the 1934 Act within the time  periods  required  by the 1940 Act and the
Rules and  Regulations  and the 1934 Act and the rules  and  regulations  of the
Commission thereunder, respectively.

         (xii)  No   Manipulation   of  Market  For   Shares.   Except  for  the
authorization  of  actions   permitted  to  be  taken  by  the  Underwriters  as
contemplated  herein or in the Prospectus,  the Fund will not (a) take, directly or  indirectly,  any  action  designed  to cause or to result  in, or that might reasonably be expected to constitute,  the  stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares in  violation  of federal or state  securities  laws,  and (b) until the Closing
Time,  or the  Date of  Delivery,  if any,  (i)  except  for  Share  repurchases permitted  in  accordance  with  applicable  laws and  issuances  of  Shares  or purchases  of  Shares  in  the  open  market  pursuant  to the  Fund's  dividend reinvestment  plan,  sell,  bid for or purchase the Shares or pay any person any compensation for soliciting  purchases of the Shares or (ii) pay or agree to pay to any person any  compensation  for  soliciting  another to purchase  any other securities of the Fund.

         (xiii) Rule 462(b) Registration  Statement.  If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration  Statement with the Commission in compliance  with Rule 462(b) by 10:00 P.M.,  Washington,  D.C.
time,  on the date of this  Agreement,  and the Fund shall at the time of filing either pay to the  Commission  the filing fee for the Rule  462(b)  Registration
Statement or give irrevocable  instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

         Section 4. Payment of Expenses.

                (a)  Expenses.  The Fund will pay all  expenses  incident to the
performance  of  its  obligations  under  this  Agreement,   including  (i)  the
preparation,  printing  and  filing  of the  Registration  Statement  (including financial  statements  and exhibits) as originally  filed and of each  amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this
Agreement,  any agreement among  Underwriters and such other documents as may be required in connection with the offering,  purchase,  sale, issuance or delivery of the Shares, (iii) the preparation,  issuance and delivery of the certificates for the Shares to the Underwriters,  including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the
Shares  to the  Underwriters,  (iv)  the fees and  disbursements  of the  Fund's counsel,  accountants and other  advisers,  (v) the printing and delivery to the
Underwriters  of  copies  of each  preliminary  prospectus,  Prospectus  and any amendments or  supplements  thereto,  (vi) the fees and expenses of any transfer agent or registrar  for the Shares,  (vii) the filing fees  incident to, and the reasonable fees and  disbursements  of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Shares,  (viii) the fees and expenses  incurred in connection  with the listing of the Shares on the
NYSE and (ix) the printing of any Sales Material.

                (b)  Termination  of Agreement.  If this Agreement is terminated for any  reason,  the Fund or the  Adviser  shall  reimburse,  or arrange for an affiliate  to  reimburse,  the  Underwriters  for  all of  their  out of  pocket expenses,  including  reasonable  fees  and  disbursements  of  counsel  for the
Underwriters up to a maximum reimbursement of $70,000.

         Section 5. Conditions of Underwriters' Obligations.

The  obligations  of the  several  Underwriters  hereunder  are  subject  to the accuracy  of the  representations  and  warranties  of the Fund and the  Adviser contained in Section 1 hereof or in  certificates  of any officer of the Fund or the Adviser delivered  pursuant to the provisions  hereof, to the performance by the Fund and the Adviser of their  respective  covenants  and other  obligations hereunder, and to the following further conditions:

                (a)  Effectiveness of Registration  Statement.  The Registration
Statement,   including  any  Rule  462(b)  Registration  Statement,  has  become effective and at Closing Time no stop order suspending the  effectiveness of the
Registration  Statement  shall have been issued under the 1933 Act, no notice or order  pursuant to Section 8(e) of the 1940 Act shall have been  issued,  and no proceedings  with respect to either shall have been  initiated or, to the Fund's knowledge,  threatened  by the  Commission,  and any  request on the part of the
Commission  for  additional  information  shall have been  complied  with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the  Rule  430A  Information  shall  have  been  filed  with the  Commission  in
accordance  with  Rule  497  (or  a  post-effective   amendment  providing  such
information shall have been filed and declared  effective in accordance with the requirements  of Rule 430A and/or Rule 430C) or, if the Fund has elected to rely upon Rule 434,  a Term  Sheet  shall  have been  filed  with the  Commission  in accordance with Rule 497.

                (b) Opinion of Counsel for the Fund and the Adviser.  At Closing
Time, the Representatives  shall have received the favorable opinions,  dated as of Closing Time, from ____________________, counsel for the Fund and Advisor and
____________________,  special  counsel for the Fund, as to matters set forth in
Exhibit A, B and C hereto.  As to matters of Maryland law,  ____________________
may rely on the opinion of ____________________.

                (c) Officers'  Certificates.  At Closing  Time,  there shall not have  been,  since the date  hereof or since  the  respective  dates as of which information  is given in the  Prospectus,  any  material  adverse  change in the condition,  financial or  otherwise,  or in the  earnings,  business  affairs or business prospects of the Fund, whether or not arising in the ordinary course of business,  and the  Representatives  shall have received a certificate of a duly authorized  officer of the Fund and of the chief  financial or chief  accounting officer  of the  Fund  and of the  President  or a Vice  President  or  Managing
Director of the Adviser,  dated as of Closing Time, to the effect that (i) there has  been  no  such  material  adverse  change,  (ii)  the  representations  and warranties  in Sections  1(a) and (b) hereof are true

and correct with the same force and effect as though expressly made at and as of
Closing Time,  (iii) the Fund or the Adviser,  as applicable,  has complied with all  agreements  and  satisfied  all  conditions  on its part to be performed or satisfied at or prior to Closing  Time,  and (iv) no stop order  suspending  the
effectiveness  of  the  Registration   Statement,  or  order  of  suspension  or
revocation  of  registration  pursuant to Section 8(e) of the 1940 Act, has been issued and no  proceedings  for any such  purpose  have been  instituted  or are pending or, to the  knowledge  of the Fund or the Adviser,  contemplated  by the
Commission.

                (d) Accountant's Comfort Letter. At the time of the execution of
this    Agreement,    the    Representatives    shall   have    received    from
____________________   a  letter  dated  such  date,   in  form  and   substance
satisfactory to the  Representatives,  containing  statements and information of the type ordinarily  included in accountants'  "comfort letters" to underwriters with  respect to the  financial  statements  and certain  financial  information contained in the Registration Statement and the Prospectus.

                (e)   Bring-Down   Comfort   Letter.   At  Closing   Time,   the
Representatives  shall  have  received  from  __________  a letter,  dated as of
Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section,  except that the specified date  referred to shall be a date not more than three (3) business days prior to
Closing Time.

                (f) Approval of Listing.  At Closing Time, the Shares shall have been  approved  for  listing on the NYSE,  subject  only to  official  notice of issuance.

                (g) No Objection.  The NASD has confirmed that it has not raised
any  objection  with  respect  to  the  fairness  and   reasonableness   of  the
underwriting terms and arrangements.

                (h) Conditions to Purchase of Option  Shares.  In the event that the  Underwriters  exercise  their  option  provided  in Section  2(b) hereof to purchase  all or any  portion  of the Option  Shares,  the  representations  and warranties of the Fund contained  herein and the statements in any  certificates furnished  by the Fund  hereunder  shall be true and  correct as of each Date of
Delivery and, at the relevant Date of Delivery,  the Representatives  shall have received:

         (i) Officers' Certificates.  Certificates, dated such Date of Delivery, of a duly  authorized  officer of the Fund and of the chief  financial  or chief accounting  officer  of the Fund and of the  President  or a Vice  President  or
Managing  Director of the Adviser  confirming that the information  contained in the  certificate  delivered  by each of them at the  Closing  Time  pursuant  to
Section 5(d) hereof remains true and correct as of such Date of Delivery.

         (ii)  Opinions of Counsel for the Fund and the Adviser.  The  favorable
opinions  of  _______________,   counsel  for  the  Fund  and  the  Adviser  and
_______________,  special  counsel  for the Fund,  dated such Date of  Delivery, relating  to the Option  Shares to be  purchased  on such Date of  Delivery  and otherwise  to the same effect as the opinion  required by Section  5(b)  hereof, including  reliance  by  _______________  on  _______________  as to  matters of
Maryland law.

         (iii)  Bring-Down  Comfort  Letter.  A letter from  _____,  in form and substance  satisfactory to the  Representatives and dated such Date of Delivery, substantially  in the same form and  substance  as the letter  furnished  to the
Representatives  pursuant to Section  5(e)  hereof,  except that the  "specified date" in the letter  furnished  pursuant to this  paragraph  shall be a date not more than five (5) days prior to such Date of Delivery.

                (i)  Additional  Documents.  At Closing Time and at each Date of
Delivery,  counsel  for the  Underwriters  shall have been  furnished  with such documents  and  opinions  as they may  reasonably  require  for the  purpose  of enabling  them to pass  upon the  issuance  and  sale of the  Shares  as  herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and
all  proceedings  taken by the  Fund  and the  Adviser  in  connection  with the organization  and

registration  of the Fund  under the 1940 Act and the  issuance  and sale of the
Shares as  herein  contemplated  shall be  reasonably  satisfactory  in form and substance to the Representatives and counsel for the Underwriters.

                (j) Termination of Agreement. If any condition specified in this
Section shall not have been fulfilled when and as required to be fulfilled, this
Agreement, or, in the case of any condition to the purchase of Option Shares, on a Date of  Delivery  which is after the Closing  Time,  the  obligations  of the several  Underwriters to purchase the relevant Option Shares,  may be terminated by the  Representatives by notice to the Fund at any time at or prior to Closing
Time or such Date of Delivery, as the case may be, and such termination shall be without  liability of any party to any other party except as provided in Section
4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such  termination and remain in full force and effect.

         Section 6. Indemnification.

                (a)  Indemnification  of Underwriters.  The Fund and the Adviser
agree,  jointly and severally,  to indemnify and hold harmless each  Underwriter and each person,  if any, who  controls  any  Underwriter  within the meaning of
Section  15 of the 1933 Act or  Section  20 of the 1934 Act,  and any  director, officer, employee or affiliate thereof as follows:

         (i)  against  any and all loss,  liability,  claim,  damage and expense whatsoever,  as incurred,  arising out of any untrue statement or alleged untrue statement of a material  fact  contained in the  Registration  Statement (or any amendment  thereto),  including  the  Rule  430A  Information  and the  Rule 434
Information,  if applicable,  or the omission or alleged omission therefrom of a material fact required to be stated  therein or necessary to make the statements therein not misleading or arising out of any untrue  statement or alleged untrue statement  of a material  fact  included in any  preliminary  prospectus  or the
Prospectus (or any amendment or supplement thereto),  or the omission or alleged omission  therefrom of a material fact necessary in order to make the statements therein,  in the light of the  circumstances  under  which they were  made,  not misleading;

         (ii)  against any and all loss,  liability,  claim,  damage and expense whatsoever,  as  incurred,  to  the  extent  of the  aggregate  amount  paid  in settlement  of  any  litigation,  or  any  investigation  or  proceeding  by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue  statement  or omission,  or any such alleged  untrue statement or omission;  provided  that  (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

         (iii) against any and all expense  whatsoever,  as incurred  (including the fees and disbursements of counsel chosen by __________), reasonably incurred in  investigating,  preparing  or  defending  against  any  litigation,  or  any investigation  or proceeding by any  governmental  agency or body,  commenced or threatened,  or any claim  whatsoever  based upon any such untrue  statement  or omission,  or any such alleged untrue statement or omission,  to the extent that any such expense is not paid under (i) or (ii) above;  provided,  however,  that this indemnity agreement shall not apply to any loss,  liability,  claim, damage or expense to the extent  arising  out of any untrue  statement  or  omission or alleged  untrue  statement or omission  made in reliance  upon and in conformity with written information furnished to the Fund or the Adviser by any Underwriter through  __________  expressly  for use in the  Registration  Statement  (or any amendment  thereto),  including  the  Rule  430A  Information  and the  Rule 434
Information,  if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto);  and provided further that the Fund or the
Adviser will not be liable to any Underwriter  with respect to any Prospectus to the extent that the Fund or the Adviser shall sustain the burden of proving that any such loss,  liability,  claim, damage or expense resulted from the fact that such  Underwriter,  in  contravention  of a  requirement  of this  Agreement  or applicable law, sold Shares to a person to whom such Underwriter  failed to send or give,  at or prior to the Closing  Time, a copy of the final  Prospectus,  as then amended or supplemented  if: (i) the Fund has previously  furnished  copies thereof  (sufficiently  in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss,  liability,  claim, damage or expense of such Underwriter  resulted from an untrue statement or omission of a material fact contained in or omitted from the  preliminary  Prospectus  which was corrected in the final Prospectus as, if applicable, amended or supplemented prior to the Closing  Time and such final  Prospectus  was required by law to be delivered  at or prior to the  written  confirmation  of sale to such person and
(ii) such failure to

give or send such final  Prospectus  by the Closing Time to the party or parties asserting such loss, liability,  claim, damage or expense would have constituted a defense to the claim asserted by such person.

                (b)  Indemnification of Fund,  Adviser,  Directors and Officers.
Each  Underwriter  severally  agrees to indemnify and hold harmless the Fund and the Adviser, their respective directors,  each of the Fund's officers who signed the Registration  Statement,  and each person,  if any, who controls the Fund or the  Adviser  within the  meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act  against  any and all loss,  liability,  claim,  damage and expense described in the  indemnity  contained in  subsection  (a) of this  Section,  as incurred,  but only with respect to untrue  statements or omissions,  or alleged untrue  statements  or  omissions,  made in the  Registration  Statement (or any amendment  thereto),  including  the  Rule  430A  Information  and the  Rule 434
Information,  if applicable, or any preliminary prospectus or the Prospectus (or any  amendment or supplement  thereto) in reliance  upon and in conformity  with written  information  furnished  to the Fund or the Adviser by such  Underwriter through  __________  expressly  for use in the  Registration  Statement  (or any amendment  thereto) or such  preliminary  prospectus or the  Prospectus  (or any amendment or supplement thereto).

                (c) Indemnification For Marketing Materials.  In addition to the foregoing indemnification,  the Fund and the Adviser also agree to indemnify and hold  harmless  each  Underwriter  and each  person,  if any,  who  controls any
Underwriter  within  the  meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act,  against any and all loss,  liability,  claim,  damage and expense described in the indemnity  contained in Section 6(a), as limited by the proviso set forth  therein,  with respect to any Sales  Material in the form approved by the Fund and the Adviser for use by the  Underwriters  and  securities  firms to whom the Fund or the Adviser  shall have  disseminated  materials in  connection with the public offering of the Shares.

                (d) Actions  Against  Parties;  Notification.  Each  indemnified
party  shall  give  notice  as  promptly  as  reasonably   practicable  to  each
indemnifying  party of any  action  commenced  against  it in  respect  of which indemnity  may be sought  hereunder,  but  failure to so notify an  indemnifying party shall not relieve such indemnifying party from any liability  hereunder to the extent it is not materially  prejudiced as a result thereof and in any event shall not  relieve it from any  liability  which it may have  otherwise  than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above,  counsel to the indemnified  parties shall be selected by
__________,  and, in the case of parties  indemnified  pursuant to Section  6(b)
above,  counsel to the indemnified parties shall be selected by the Fund and the
Adviser. An indemnifying party may participate at its own expense in the defense of any such action;  provided,  however,  that counsel to the indemnifying party shall not (except with the consent of the indemnified  party) also be counsel to the indemnified party. In no event shall the indemnifying  parties be liable for fees and  expenses of more than one counsel (in  addition to any local  counsel)
separate from their own counsel for all  indemnified  parties in connection with any  one  action  or  separate  but  similar  or  related  actions  in the  same jurisdiction  arising out of the same general  allegations or circumstances.  No indemnifying  party shall,  without the prior written consent of the indemnified parties,  settle or  compromise  or  consent to the entry of any  judgment  with
respect  to  any  litigation,   or  any   investigation  or  proceeding  by  any
governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which  indemnification  or  contribution  could be sought  under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i)
includes an unconditional  release of each indemnified  party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                (e) Settlement  Without  Consent if Failure to Reimburse.  If at
any time an  indemnified  party shall have  requested an  indemnifying  party to reimburse  the  indemnified  party  for  fees  and  expenses  of  counsel,  such indemnifying  party  agrees  that it shall be liable for any  settlement  of the nature  contemplated by Section 6(a)(ii) effected without its written consent if
(i) such  settlement  is entered  into more than 45 days  after  receipt by such indemnifying party of the aforesaid request,  (ii) such indemnifying party shall have received  notice of the terms of such  settlement at least 30 days prior to such settlement being entered into and (iii) such  indemnifying  party shall not have reimbursed such indemnified  party in accordance with such request prior to the date of such  settlement;  provided that an indemnifying  party shall not be liable for any such settlement effected without its consent if such indemnifying party,  prior to the date of such  settlement,  (1) reimburses such  indemnified party in  accordance  with

such  request  for the  amount  of such  fees and  expenses  of  counsel  as the indemnifying  party  believes in good faith to be  reasonable,  and (2) provides written notice to the indemnified party that the indemnifying  party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

                (f) Limitations on  Indemnification.  Any indemnification by the
Fund shall be subject to the  requirements  and  limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

         Section 7. Contribution.

If the  indemnification  provided  for in  Section  6 hereof  is for any  reason unavailable to or insufficient to hold harmless an indemnified  party in respect of any losses,  liabilities,  claims,  damages or expenses  referred to therein, then each  indemnifying  party shall  contribute to the aggregate amount of such losses,  liabilities,  claims, damages and expenses incurred by such indemnified party,  as incurred,  (i) in such  proportion as is  appropriate  to reflect the relative  benefits  received by the Fund and the Advisor on the one hand and the
Underwriters  on the other hand from the offering of the Shares pursuant to this
Agreement or (ii) if the  allocation  provided by clause (i) is not permitted by applicable  law, in such  proportion as is  appropriate  to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the  Adviser on the one hand and of the  Underwriters  on the other hand in  connection  with the  statements  or omissions  which  resulted in such losses, liabilities,  claims, damages or expenses, as well as any other relevant equitable considerations.

The relative  benefits  received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant  to  this  Agreement  shall  be  deemed  to be in the  same  respective proportions  as the total net proceeds from the offering of the Shares  pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting  discount  received by the  Underwriters  (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus or, if Rule
434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

The  relative  fault  of the  Fund  and  the  Adviser  on the one  hand  and the
Underwriters  on the other hand shall be determined by reference to, among other things,  whether any such untrue or alleged untrue  statement of a material fact or omission or alleged  omission to state a material fact relates to information supplied  by the Fund or the  Adviser or by the  Underwriters  and the  parties'
relative intent, knowledge,  access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Adviser and the  Underwriters  agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation  (even  if the  Underwriters  were  treated  as one  entity  for such purpose) or by any other method of allocation which does not take account of the equitable  considerations  referred  to above in this  Section 7. The  aggregate amount of losses,  liabilities,  claims,  damages  and  expenses  incurred by an indemnified  party and  referred  to above in this  Section 7 shall be deemed to include any legal or other  expenses  reasonably  incurred  by such  indemnified party in investigating,  preparing or defending  against any litigation,  or any investigation  or proceeding by any  governmental  agency or body,  commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding  the  provisions  of this  Section  7, no  Underwriter  shall be required  to  contribute  any  amount in excess of the amount by which the total price at which the Shares  underwritten by it and distributed to the public were offered to the public  exceeds the amount of any damages which such  Underwriter has  otherwise  been  required  to pay by reason of any such  untrue or  alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to  contribution  from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within  the  meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act
shall  have  the same  rights  to  contribution  as such  Underwriter,  and each director  of the Fund and  each  director  of the  Adviser,  respectively,  each officer of the Fund who signed the Registration  Statement,  and each person, if any, who  controls the Fund or the Adviser,  within the meaning of

Section  15 of the 1933 Act or  Section  20 of the 1934 Act shall  have the same
rights  to  contribution  as  the  Fund  and  the  Adviser,   respectively.  The
Underwriters'  respective  obligations to contribute  pursuant to this Section 7 are several in  proportion  to the number of Primary  Shares set forth  opposite their respective names in Schedule A hereto and not joint.

Any  contribution  by  the  Fund  shall  be  subject  to  the  requirements  and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

         Section 8. Representations and Warranties to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Adviser  submitted  pursuant hereto, shall  remain  operative  and  in  full  force  and  effect,  regardless  of any investigation made by or on behalf of any Underwriter or controlling  person, or by or on behalf of the Fund or the Adviser,  and shall  survive  delivery of the
Shares to the Underwriters.

         Section 9. Termination of Agreement.

                (a) Termination; General. The Representatives may terminate this
Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there  has been,  since the time of  execution  of this  Agreement  or since the respective  dates  as of which  information  is  given  in the  Prospectus,  any material  adverse  change in the  condition,  financial or otherwise,  or in the earnings,  business  affairs or business  prospects  of the Fund or the Adviser, whether or not arising in the ordinary course of business,  or (ii) if there has occurred  any material  adverse  change in the  financial  markets in the United
States  or  the  international  financial  markets,  any  material  outbreak  of hostilities  or material  escalation  thereof or other calamity or crisis or any
change  or   development   involving  a   prospective   change  in  national  or
international  political,  financial  or economic  conditions,  in each case the effect of which is such as to make it, in the  judgment of the  Representatives, impracticable  or inadvisable  to market the Shares or to enforce  contracts for the sale of the Shares, or (iii) if trading in the Common Shares of the Fund has been  suspended  or  materially  limited by the  Commission  or the NYSE,  or if trading  generally  on the  American  Stock  Exchange or in the NASDAQ  National
Market has been  suspended or materially  limited,  or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission,  the NASD or any other governmental  authority,  or a material  disruption has occurred in commercial banking or securities  settlement or clearance services in the United
States,  or (iv) if a banking  moratorium has been declared by either Federal or
Missouri authorities.

                (b)  Liabilities.  If this  Agreement is terminated  pursuant to this Section 9, such termination  shall be without liability of any party to any other party except as provided in Section 4 hereof,  and  provided  further that
Sections 1, 6, 7, 8 and 13 shall  survive  such  termination  and remain in full force and effect.

         Section 10. Default By One or More of the Underwriters.

If one or more of the  Underwriters  shall fail at  Closing  Time or any Date of
Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the  "Defaulted  Shares"),  the  Representatives  shall have the right,  within 24 hours thereafter,  to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                (a) if the number of Defaulted Shares does not exceed 10% of the number  of Shares  to be  purchased  on such  date,  each of the  non-defaulting
Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations
hereunder  bear  to  the   underwriting   obligations   of  all   non-defaulting
Underwriters, or

                (b) if the number of Defaulted  Shares exceeds 10% of the number of Shares to be purchased on such date,  this  Agreement or, with respect to any
Date of Delivery  which occurs after the Closing  Time,  the  obligation  of the
Underwriters  to  purchase  and of the  Fund to sell  the  Option  Shares  to be purchased and sold on such Date of Delivery,  shall terminate  without liability on the part of any non-defaulting Underwriter.

No  action  taken   pursuant  to  this  Section  shall  relieve  any  defaulting
Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination  of this
Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the  Underwriters to purchase and the Fund to sell the relevant  Option  Shares,  as the case may be, either the  Representatives or the Fund shall have the right to postpone Closing
Time or the  relevant  Date of  Delivery,  as the case may be,  for a period not exceeding  seven  (7)  days in order  to  effect  any  required  changes  in the
Registration  Statement or Prospectus or in any other documents or arrangements.
As used herein,  the term  "Underwriter"  includes any person substituted for an
Underwriter under this Section 10.

         Section 11. Notices.

All notices and other communications  hereunder shall be in writing and shall be deemed to have been duly given if mailed or  transmitted by any standard form of telecommunication.  Notices  to  the  Underwriters  shall  be  directed  to  the
Representatives, ____________________, attention of _______________; and notices to the Fund or the Adviser shall be directed,  as appropriate,  to the office of the Adviser, _______________, attention of _______________.

         Section 12. Parties.

This  Agreement  shall  each inure to the  benefit  of and be  binding  upon the
Underwriters,   the  Fund,  the  Adviser  and  their  respective   partners  and
successors.  Nothing  expressed or  mentioned  in this  Agreement is intended or shall be  construed  to give any  person,  firm or  corporation,  other than the
Underwriters,  the Fund,  the Adviser and their  respective  successors  and the controlling  persons and officers and directors  referred to in Sections 6 and 7 and their heirs and legal representatives,  any legal or equitable right, remedy or  claim  under  or in  respect  of  this  Agreement  or any  provision  herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and  exclusive  benefit of the  Underwriters,  the Fund,  the
Adviser and their  respective  partners  and  successors,  and said  controlling persons and officers,  directors and their heirs and legal representatives,  and for the benefit of no other person, firm or corporation.  No purchaser of Shares from any Underwriter  shall be deemed to be a successor by reason merely of such purchase.

         Section 13. Governing Law and Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF MISSOURI  APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID
STATE.  UNLESS OTHERWISE  EXPLICITLY  PROVIDED,  SPECIFIED TIMES OF DAY REFER TO
CENTRAL STANDARD TIME.

         Section 14. Effect of Headings.

The Article and Section  headings herein are for convenience  only and shall not affect the construction hereof.

If the  foregoing is in accordance  with your  understanding  of our  agreement, please sign and return to us a counterpart  hereof,  whereupon this  instrument, along  with  all  counterparts,  will  become  a  binding  agreement  among  the
Underwriters, the Fund and the Adviser in accordance with its terms.

                               Very truly yours,

                               TORTOISE ENERGY CAPITAL CORPORATION

                               By:__________________________________________________
                                      Name:
                                     Title:

                               TORTOISE CAPITAL ADVISORS, LLC

                               By:__________________________________________________
                                      Name:
                                     Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

_____________________________________________

By: _________________________________________________
  Authorized Signatory

Each for itself and collectively as  Representatives  of the other  Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                             Number of
                               Name of Underwriter                                         Primary Shares
--------------------------------------------------------------------------------------------------------------------
                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

                                                                                          ---------------

TOTAL:
                                                                                          ===============

                                   SCHEDULE B

                       Tortoise Energy Captial Corporation
                            __________ Common Shares

         1  The  initial  public  offering  price  per  share  for  the  Shares, determined as provided in said Section 2, shall be $____________.

         2 The purchase price per share for the Shares to be paid by the several
Underwriters  shall be  $________,  being an amount equal to the initial  public offering  price set forth  above less  $._______  per share;  provided  that the purchase  price per share for any Option Shares  purchased  upon the exercise of the  over-allotment  option  described  in  Section  2(b) shall be reduced by an amount per share equal to any  dividends or  distributions  declared by the Fund and payable on the Primary Shares but not payable on the Option Shares.